    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 1996

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________

                           SEAGULL ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

             TEXAS                                              74-1764876
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                  1001 FANNIN
                                   SUITE 1700
                           HOUSTON, TEXAS  77002-6714
          (Address of principal executive offices, including zip code)
                              ____________________

       GLOBAL NATURAL RESOURCES INC. 1989 KEY EMPLOYEES STOCK OPTION PLAN
              GLOBAL NATURAL RESOURCES INC. 1992 STOCK OPTION PLAN
                            (Full title of the plan)

                              WILLIAM L. TRANSIER
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           SEAGULL ENERGY CORPORATION
                            1001 FANNIN, SUITE 1700
                           HOUSTON, TEXAS 77002-6714
                    (Name and address of agent for service)

                                 (713) 951-4700
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                                 J. MARK METTS
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760

                        CALCULATION OF REGISTRATION FEE


========================================================================================================================
       Title of             Amount to be           Proposed maximum          Proposed maximum            Amount of
   securities to be          registered             offering price               aggregate            registration fee
      registered                                     per share (1)          offering price (1)
------------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.10 par value (2)       2,469,984 shares             $13.373                 $33,030,711               $10,010
========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), on the basis of (i) the weighted average price of $8.51 per share at which outstanding Global Natural Resources Inc. Stock Options ("Global Options") may be exercised, for the 1,377,068
    Global Options for which such price is known, and (ii) the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the New York
    Stock Exchange of $19.50 per share for Registrant's Common Stock on September 26, 1996, for the 1,092,916 Global Options for which a price is not known.

(2) This Registration Statement also pertains to rights to purchase shares of Series B Junior Participating Preferred Stock of the Registrant. One right is attached to and trades with each share of Registrant's Common Stock. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Registrant's Common Stock. Any value attributable to such rights is reflected in the market price of Registrant's Common Stock.
                              _________________


================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Seagull Energy Corporation (Exchange Act Registration No. 1-8094), a Texas corporation (the "Registrant"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

         (c) Current Report on Form 8-K filed with the Commission on August 28, 1996, including the financial statements of Esso Suez Inc. filed as Exhibit 99.1 to such Current Report;

         (d) the description of Registrant's Common Stock contained in the Registration Statement on Form 8-A declared effective by the Commission on January 30, 1981, together with the amendments on Form 8 filed with the Commission on January 29, 1981, January 30, 1981 and October 28, 1991; and

         (e) the description of Registrant's Series B Junior Participating Preferred Stock and related rights contained in the Registration Statement on Form 8-A filed with the Commission on March 17, 1989.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.      DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

    None.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interest. In cases not concerning conduct in his official capacity as a director or officer, a director or officer may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was not opposed to the corporation's best interest. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director of officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

    Article VI of Registrant's Bylaws requires the indemnification of officers and directors to the fullest extent permitted by the Texas Business Corporation Act. Registrant also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

    Reference is made to Article Eleven of the Articles of Incorporation of the Registrant, which was adopted by Registrant's shareholders on May 11, 1988 and which provides as follows:

                                "ARTICLE ELEVEN

    A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) for acts or omissions for which the liability of a director is expressly provided for by statute; or (v) for acts related to an unlawful stock repurchase or dividend payment. Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the corporation is not liable as set forth in the preceding sentences, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director."

    Effective as of August 28, 1989, Article 7.06.B of the Texas Miscellaneous Corporation Laws Act was amended to read in its entirety as follows:

         "B. The articles of incorporation of a corporation may provide that a director of the corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders or members for monetary damages for an act or mission in the director's capacity as a director, except that this article does not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

             (1) a breach of the director's duty of loyalty to the corporation or its shareholders or members;

             (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

             (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

             (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute."

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.      EXHIBITS.

    Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

         4.1     -  Articles of Incorporation of Seagull Energy Corporation, as
                    amended, including Articles of Amendment filed May 12, 1988, May 21, 1991, and May 21, 1993 with the Secretary of State of the State of Texas, that certain Statement of Relative Rights and Preferences related to the designation and issuance of Registrant's $2.25 Convertible Exchangeable Preferred Stock, Series A, filed August 6, 1986 with the Secretary of State of the State of Texas and that certain Statement of Resolution Establishing Series of Shares of Series B Junior Participating Preferred Stock of Registrant filed March 21, 1989 with the Secretary of State of the State of Texas (incorporated by reference to Exhibit 3.1 to Quarterly Report of Seagull Energy Corporation on Form 10-Q for the quarter ended June 30, 1993).

         4.2     -  Bylaws of Registrant, as amended through March 17, 1995
                    (incorporated by reference to Exhibit 3.1 to Quarterly Report of Seagull Energy Corporation on Form 10-Q for the quarter ended March 31, 1995).

         4.3     -  Rights Agreement dated as of March 17, 1989 between Seagull
                    Energy Corporation and NCNB Texas National Bank, as Rights Agent, which includes the form of Statement of Resolution setting forth the terms of the Series B Junior Participating Preferred Stock, par value $1.00 per share, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.8 to Quarterly Report of Seagull Energy Corporation on Form 10-Q for the quarter ended June 30, 1993).

         4.4     -  First Amendment to Right Agreement by and between Seagull
                    Energy Corporation and NationsBank of Texas, N.A. (Formerly NCNB Texas National Bank) dated as of June 18, 1992 (incorporated by reference to Exhibit 3.4 to Registration Statement of Seagull Energy Corporation on Form S-3 (File No. 33-55426)).

         4.5     -  Global Natural Resources Inc. 1989 Key Employees Stock
                    Option Plan (incorporated by reference to Exhibit 4.1 to Registration Statement of Global Natural Resources Inc. on Form S-8 (File No. 33-31537)).

         4.6     -  Global Natural Resources Inc. 1992 Stock Option Plan
                    (incorporated by reference to Exhibit 4.1 to Registration Statement of Global Natural Resources Inc. on Form S-8 (File No. 33-62106)).

         5.1     -  Opinion of Vinson & Elkins L.L.P. regarding legality.

        23.1     -  Consent of Vinson & Elkins L.L.P. (set forth in Exhibit
                    5.1).

        23.2     -  Consent of KPMG Peat Marwick LLP.

        23.3     -  Consent of Price Waterhouse.

        23.4     -  Consent of Ryder Scott Company, independent petroleum
                    engineers.

        23.5     -  Consent of DeGolyer and MacNaughton, independent consulting petroleum engineers.

        23.6     -  Consent of Netherland, Sewell & Associates, Inc.,
                    independent consulting petroleum engineers.

        24.1     -  Powers of Attorney (set forth in signature page).


                                  UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of October, 1996.

                                         SEAGULL ENERGY CORPORATION

                                         By:   /s/  BARRY J. GALT
                                            ------------------------------------
                                               Barry J. Galt
                                               Chairman of the Board, President
                                               and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

         Each person whose signature appears below appoints Barry J. Galt and William L. Transier, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

 Signature                            Title                                Date
 ---------                            -----                                ----

 /s/ J. EVANS ATTWELL                 Director                                       October 1, 1996
 -------------------------------
    (J. Evans Attwell)

 /s/ RODNEY W. BRIDGES                Vice President and Controller                  October 1, 1996
 -------------------------------         (Principal Accounting Officer)
    (Rodney W. Bridges)

 /s/ RICHARD J. BURGESS               Director                                       September 27, 1996
 -------------------------------
    (Richard J. Burgess)

 /s/ THOMAS S. CRUIKSHANK             Director                                       October 1, 1996
 -------------------------------
    (Thomas S. Cruikshank)

 /s/ JOHN W. ELIAS                    Executive Vice President and                   October 1, 1996
 -------------------------------         Director
    (John W. Elias)

 /s/ PETER J. FLUOR                   Director                                       October 1, 1996
 -------------------------------
    (Peter J. Fluor)

 /s/ BARRY J. GALT                    Chairman of the Board,                         October 1, 1996
 -------------------------------         President, Chief Executive
    (Barry J. Galt)                      Officer and Director
                                         (Principal Executive Officer)


 /s/ WILLIAM R. GRANT                 Director                                       October 1, 1996
--------------------------------
    (William R. Grant)

 /s/ DEAN P. GUERIN                   Director                                       October 1, 1996
 -------------------------------
    (Dean P. Guerin)

 /s/ RICHARD M. MORROW                Director                                       October 1, 1996
 -------------------------------
    (Richard M. Morrow)


 /s/ DEE S. OSBORNE                   Director                                       October 1, 1996
 ---------------------------------
    (Dee S. Osborne)

 /s/ SAM F. SEGNAR                    Director                                       October 1, 1996
 ---------------------------------
    (Sam F. Segnar)

 /s/ WILLIAM L. TRANSIER              Senior Vice President and                      October 1, 1996
 ----------------------------            Chief Financial Officer
    (William L. Transier)                (Principal Financial Officer)

                                 EXHIBIT INDEX


                                                                                                       Sequentially
                                                                                                         Numbered
    Exhibit Number                            Description                                                   Page
    --------------                            -----------                                                   ----
         4.1              Articles of Incorporation of Registrant, as amended, including
                          Articles of Amendment filed May 12, 1988, May 21, 1991, and May 21,
                          1993 with the Secretary of State of the State of Texas, that certain
                          Statement of Relative Rights and Preferences related to the designation and issuance of Registrant's $2.25 Convertible
                          Exchangeable Preferred Stock, Series A, filed August 6, 1986 with the
                          Secretary of State of the State of Texas and that certain Statement of Resolution Establishing Series of Shares of Series B Junior
                          Participating Preferred Stock of Registrant filed March 21, 1989 with the Secretary of State of the State of Texas (incorporated by reference to Exhibit 3.1 to Quarterly Report of Seagull Energy
                          Corporation on Form 10-Q for the quarter ended June 30, 1993).

         4.2              Bylaws of Registrant, as amended through March 17, 1995 (incorporated by reference to Exhibit 3.1 to Quarterly Report of Seagull Energy
                          Corporation on Form 10-Q for the quarter ended March 31, 1995).

         4.3              Rights Agreement dated as of March 17, 1989 between Seagull Energy
                          Corporation and NCNB Texas National Bank, as Rights Agent, which includes the form of Statement of Resolution setting forth the terms of the Series B Junior Participating Preferred Stock, par value $1.00 per share, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C
                          (incorporated by reference to Exhibit 4.8 to Quarterly Report of
                          Seagull Energy Corporation on Form 10-Q for the quarter ended
                          June 30, 1993).

         4.4              First Amendment to Right Agreement by and between Seagull Energy
                          Corporation and NationsBank of Texas, N.A. (Formerly NCNB Texas
                          National Bank) dated as of June 18, 1992 (incorporated by reference to Exhibit 3.4 to Registration Statement of Seagull Energy
                          Corporation on Form S-3 (File No. 33-55426)).


         4.5              Global Natural Resources Inc. 1989 Key Employees Stock Option Plan
                          (incorporated by reference to Exhibit 4.1 to Registration Statement of
                          Global Natural Resources Inc. on Form S-8 (File No. 33-31537)).

         4.6              Global Natural Resources Inc. 1992 Stock Option Plan (incorporated by reference to Exhibit 4.1 to Registration Statement of Global Natural
                          Resources Inc. on Form S-8 (File No. 33-62106)).

         5.1              Opinion of Vinson & Elkins L.L.P. regarding legality.

         23.1             Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1).

         23.2             Consent of KPMG Peat Marwick LLP.

         23.3             Consent of Price Waterhouse.

         23.4             Consent of Ryder Scott Company, independent petroleum engineers.

         23.5             Consent of DeGolyer and MacNaughton, independent consulting petroleum engineers.

         23.6             Consent of Netherland, Sewell & Associates, Inc., independent consulting petroleum engineers.

         24.1             Powers of Attorney (set forth in signature page).
